Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FuboTV Inc. of our report dated December 23, 2025 relating to the financial statements of the Hulu Live Business, which appears in FuboTV Inc.’s Current Report on Form 8-K/A filed on December 23, 2025.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 5, 2026